KRUSE, LANDA & MAYCOCK, L.L.C.
                          EIGHTH FLOOR, BANK ONE TOWER
                          50 WEST BROADWAY (300 SOUTH)
                        SALT LAKE CITY, UTAH  84101-2034
                                                     TELEPHONE:  (801) 531-7090
ATTORNEYS  AT  LAW                                    TELECOPY:  (801) 531-7091
                                  MAILING  ADDRESS               (801) 359-3954
                              Post  Office  Box  45561
                         Salt  Lake  City,  Utah  84145-0561     www.klmlaw.com



                                 March 10, 2000



Board  of  Directors
Telecom  Wireless  Corporation
5299  DTC  Boulevard,  Suite  1120
Englewood,  CO  80111

     Re:     Telecom  Wireless  Corporation
             Registration  Statement  on  Form  S-8

Gentlemen:

     We have been engaged by Telecom Wireless Corporation (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In  connection  with  this  engagement,  we  have  examined  the following:

     1. Articles of incorporation of the Company, as amended as of the date hereof;

     2.     Bylaws  of  the  Company,  as  amended  as  of  the  date  hereof;

     3.     The  Registration  Statement;  and

     4. Minutes of the Company's board of directors or written consents of the Company's board of directors or stockholders in lieu thereof respecting certain matters material to this opinion.

     We have examined such other corporate records and documents and have made such other examination as we deemed relevant. In rendering this opinion, we have assumed (i) the genuineness of all signatures on all documents not executed in our presence, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified or conformed copies, and (iv) the corporate minute books, stockholder records, and similar information furnished to us, and on which we have relied, are true, correct, and complete. None of the factual matters or assumptions on which our opinion is based are, to our knowledge, false in any respect as they relate to the opinion below.

     Based upon the above examination, we are of the opinion that the Common Stock to be sold pursuant to the Registration Statement will be, when issued in accordance with the terms of the Amended and Restated 1999 Stock Option and Restricted Stock Plan and Non-Qualified Stock Option Agreements attached to or

Kruse, Landa & Maycock, L.L.C.
March  10,  2000
Page  2


incorporated by reference into the Registration Statement, legally issued, fully paid, and nonassessable under the Utah Revised Business Corporation Act.

     This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion.

     This  opinion  is  limited  by  and  subject  to  the  following:

     (a) With respect to questions of fact material to the opinions expressed above, we have relied, without independent investigation, on the representations of officers of the Company.

     (b) This opinion shall not constitute a representation, express or implied, that we have made any independent investigation as to the accuracy or completeness of any information included in the Registration Statement other than that set forth under the caption "Legal Opinion," and we assume in rendering the opinion set forth above that such information does not contain any untrue statement of a material fact or omit a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

     (c) The foregoing opinion is as of the date hereof, and we expressly disclaim any undertaking or obligation to advise you of any changes which may occur or be brought to our attention subsequent to such date.

     This opinion is rendered to you for use solely in connection with the Registration Statement and the consummation of the transactions contemplated therein. This opinion may not be relied on by any other person or used for any other purpose, without the express written consent of the undersigned.

                                    Sincerely  yours,

                                    /s/ Kruse, Landa & Maycock, LLC

                                    KRUSE,  LANDA  &  MAYCOCK,  L.L.C.

KL&M/JRK